CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Performance Leveraged Upside Securities due 2018	$3,818,000	$443.65

May 2015 Pricing Supplement No. 310 Registration Statement No. 333-200365 Dated May 22, 2015 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due May 25, 2018

All Payments on the Securities Based on the Worst Performing of the Common Stock of International Business Machines Corporation and the Common Stock of Johnson & Johnson

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the common stock of International Business Machines Corporation and the common stock of Johnson & Johnson, which we refer to collectively as the underlying stocks, is at or above 75% of its respective initial share price, which we refer to as the respective downside threshold level, on the related determination date. If, however, the determination closing price of either underlying stock is less than its respective downside threshold level on any determination date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any quarterly redemption determination date (beginning after one year) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1 to 1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to two underlying stocks does not provide any asset diversification benefits and instead means that a decline of either underlying stock below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying stock closes at or above its downside threshold level. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of either underlying stock will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying stock has appreciated or has not declined as much. Investors will not participate in any appreciation of either underlying stock. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley
Underlying stocks:	International Business Machines Corporation common stock (the “IBM Stock”) and Johnson & Johnson common stock (the “JNJ Stock”)
Aggregate principal amount:	$3,818,000
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	May 22, 2015
Original issue date:	May 28, 2015 (3 business days after the pricing date)
Maturity date:	May 25, 2018
Early redemption:

The securities are not subject to automatic early redemption until May 2016. If, on any redemption determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the third business day following the related redemption determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early following any redemption determination date if the determination closing price of either underlying stock is below its respective initial share price on such redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related determination date.
Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date, times the adjustment factor on such determination date
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 8.35% (corresponding to approximately $0.20875 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related determination date.

If, on any determination date, the determination closing price of either underlying stock is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that determination date. It is possible that one or both underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold level:	With respect to the IBM Stock, $129.165, which is equal to 75% of its initial share price With respect to the JNJ Stock, $76.013, which is equal to approximately 75% of its initial share price
Payment at maturity:

•      If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date

•      If the final share price of either underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $10, and will represent a loss of more than 25%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.602 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to issuer(3)
Per security	$10	$0.20(1)	$9.75
$0.05(2)
Total	$3,818,000	$95,450	$3,722,550
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.
(3)	See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for Auto-Callable Securities dated November 19, 2014	Prospectus dated November 19, 2014

Contingent Income Auto-Callable Securities due May 25, 2018

All Payments on the Securities Based on the Worst Performing of the Common Stock of International Business Machines Corporation and the Common Stock of Johnson & Johnson

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the IBM Stock, $172.22, which is its closing price on the pricing date With respect to the JNJ Stock, $101.35, which is its closing price on the pricing date
Coupon payment dates:	With respect to each determination date, the third business day after the related determination date. The payment of the contingent quarterly coupon, if any, with respect to the final determination date will be made on the maturity date.
Determination dates:	August 24, 2015, November 23, 2015, February 22, 2016, May 23, 2016, August 22, 2016, November 22, 2016, February 22, 2017, May 22, 2017, August 22, 2017, November 22, 2017, February 22, 2018 and May 22, 2018, subject to postponement for non-trading days and certain market disruption events. We also refer to May 22, 2018 as the final determination date.
Redemption determination dates:	May 23, 2016, August 22, 2016, November 22, 2016, February 22, 2017, May 22, 2017, August 22, 2017, November 22, 2017 and February 22, 2018, subject to postponement for non-trading days and certain market disruption events. The redemption determination dates are the same as the determination dates (other than the final determination date), starting with the May 23, 2016 determination date.
Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date times the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61765G192 / US61765G1922
Listing:	The securities will not be listed on any securities exchange.
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Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due May 25, 2018 All Payments on the Securities Based on the Worst Performing of the Common Stock of International Business Machines Corporation and the Common Stock of Johnson & Johnson (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon at an annual rate of 8.35% but only if the determination closing price of each underlying stock is at or above 75% of its respective initial share price, which we refer to as the respective downside threshold level, on the related determination date. If the determination closing price of either underlying stock is less than its downside threshold level on any determination date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price of one or both underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying stocks were to be at or above their respective downside threshold levels on some quarterly determination dates, one or both underlying stocks may fluctuate below the respective downside threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final share price of either underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1 to 1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 8.35% (corresponding to approximately $0.20875 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related determination date.

If on any determination date, the determination closing price of either underlying stock is less than its respective downside threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly in or after May 2016:	Starting in May 2016, if the determination closing price of each underlying stock is greater than or equal to their respective initial share price on any quarterly redemption determination date, beginning on May 23, 2016, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.

If the final share price of either underlying stock is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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Principal at Risk Securities

The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10. We estimate that the value of each security on the pricing date is $9.602.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related determination date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both underlying stocks close at or above their respective downside threshold levels on each quarterly determination date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities, and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, both underlying stocks close at or above their respective downside threshold levels on some quarterly determination dates, but one or both underlying stocks close below the respective downside threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of both underlying stocks are at or above their respective downside threshold levels on the related determination date, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective downside threshold level(s) on the related determination date.

When both underlying stocks close at or above their respective initial share prices on a quarterly redemption determination date (beginning after one year), the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related determination date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that both underlying stocks close at or above their respective downside threshold levels on some quarterly determination dates, but one of both underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of both underlying stocks are at or above their respective downside threshold levels on the related determination date, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective downside threshold level(s) on the related determination date. On the final determination date, both underlying stocks close at or above their respective downside threshold levels. At maturity, in addition to the contingent quarterly coupon with respect to the final determination date, investors will receive the stated principal amount.

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Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that both underlying stocks close at or above their respective downside threshold levels on some quarterly determination dates, but one or both underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share prices on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing prices of both underlying stocks are greater than or equal to their respective downside threshold levels on the related determination date, but not for the quarterly periods for which the determination closing prices of one or both underlying stocks are below the respective downside threshold level(s) on the related determination date. On the final determination date, one or both underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.
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Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly determination date, (2) the determination closing prices on each quarterly determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting in May 2016)

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Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to a determination date and how to calculate the payment at maturity if the securities are not automatically redeemed. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying stock on each quarterly determination date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share price and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

8.35% per annum (corresponding to approximately $0.20875 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each underlying stock is at or above its respective downside threshold level on the related determination date.

Payment at Maturity

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final determination date

If the final share price of either underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$10
Hypothetical Initial Share Price:	With respect to the IBM Stock: $170.00 With respect to the JNJ Stock: $100.00
Hypothetical Downside Threshold Level:	With respect to the IBM Stock: $127.50, which is 75% of its hypothetical initial share price With respect to the JNJ Stock: $75.00, which is 75% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the numbers of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent quarterly coupon of $0.20875 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to a determination date:

	Determination Closing Price		Hypothetical Contingent Quarterly Coupon
	IBM Stock	JNJ Stock
Hypothetical Determination Date 1	$130.00 (at or above its downside threshold level)	$95.00 (at or above its downside threshold level)	$0.20875
Hypothetical Determination Date 2	$100.00 (below its downside threshold level)	$110.00 (at or above its downside threshold level)	$0
Hypothetical Determination Date 3	$200.00 (at or above its downside threshold level)	$60.00 (below its downside threshold level)	$0
Hypothetical Determination Date 4	$120.00 (below its downside threshold level)	$50.00 (below its downside threshold level)	$0
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Principal at Risk Securities

On hypothetical determination date 1, both the IBM Stock and JNJ Stock close at or above their respective downside threshold levels. Therefore, a hypothetical contingent quarterly coupon of $0.20875 is paid on the relevant coupon payment date.

On each of hypothetical determination dates 2 and 3, one underlying stock closes at or above its downside threshold level but the other underlying stock closes below its downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical determination date 4, each underlying stock closes below its respective downside threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of either underlying stock is below its respective downside threshold level on the related determination date.

How to calculate the payment at maturity:

In the following examples, one or both underlying stocks close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity
	IBM Stock	JNJ Stock
Example 1:	$140.00 (at or above its downside threshold level)	$95.00 (at or above its downside threshold level)	$10.20875 (the stated principal amount plus the contingent quarterly coupon with respect to the final determination date)
Example 2:	$68.00 (below its downside threshold level)	$105.00 (at or above its initial share price)	$10 x share performance factor of the worst performing underlying stock = $10 x ($68.00 / $170.00) = $4.00
Example 3:	$145.00 (at or above its downside threshold level)	$50.00 (below its downside threshold level)	$10 x ($50.00 / $100.00) = $5.00
Example 4:	$85.00 (below its downside threshold level)	$35.00 (below its downside threshold level)	$10 x ($35.00 / $100.00) = $3.50
Example 5:	$51.00 (below its downside threshold level)	$35.00 (below its downside threshold level)	$10 x ($51.00 / $170.00 = $3.00

In example 1, the final share prices of both the IBM Stock and JNJ Stock are at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent quarterly coupon with respect to the final determination date.

In example 2, the final share price of one underlying stock is above its initial share price, but the final share price of the other underlying stock is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

In example 3, the final share price of one underlying stock is at or above its downside threshold level, but the final share price of the other underlying stock is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

In examples 4 and 5, the final share prices of both underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the IBM Stock has declined 50% from its initial share price to its final share price, while the JNJ Stock has declined 65% from its initial share price to its final share price. Therefore, the payment at maturity equals the

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Principal at Risk Securities

stated principal amount times the share performance factor of the JNJ Stock, which is the worst performing underlying stock in this example. In example 5, the IBM Stock has declined 70% from its initial share price to its final share price, while the JNJ Stock has declined 65% from its initial share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the IBM Stock, which is the worst performing underlying stock in this example.

If the final share price of EITHER underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 75% of the stated principal amount per security and could be zero.

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Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of either underlying stock is less than its downside threshold level of 75% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the initial share price, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above 75% of its respective initial share price, which we refer to as the respective downside threshold level, on the related determination date. If, on the other hand, the determination closing price of either underlying stock is lower than its downside threshold level on the relevant determination date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price could remain below the downside threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	You are exposed to the price risk of both underlying stocks, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying stocks. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. To receive any contingent quarterly coupons, both underlying stocks must close at or above their respective downside threshold levels on the applicable determination date. In addition, if either underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1 to 1 basis, even if the other underlying stock has appreciated. Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying stocks.

▪	The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related quarterly determination date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant quarterly determination date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on quarterly determination dates, if the determination closing price of either underlying stock on any determination date is below the respective downside threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or both underlying stocks were higher on other days during that interest period.
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▪	Investors will not participate in any appreciation in the price of either underlying stock. Investors will not participate in any appreciation in the price of either underlying stock from its initial share price, and the return on the securities will be limited to the contingent quarterly coupon, if any, that is paid with respect to each determination date on which both determination closing prices are greater than or equal to their respective downside threshold levels, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,
o	whether the determination closing price of either underlying stock has been below its respective downside threshold level on any determination date,
o	dividend rates on the underlying stocks,
o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,
o	the time remaining until the securities mature,
o	interest and yield rates in the market,
o	the availability of comparable instruments,
o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and
o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the price of either underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of either or both underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of either or both the underlying stocks may decrease and be below the respective downside threshold level(s) on each determination date so that you will receive no return on your investment or receive a payment at maturity that is less than 75% of the stated principal amount. There can be no assurance that the determination closing prices of both underlying stocks will be at or above their respective downside threshold levels on any determination date so that you will receive a coupon payment on the securities for the applicable interest period or, with respect to the final determination date, so that you do no suffer a significant loss on your initial investment in the securities. See “International Business Machines Corporation Overview” and “Johnson & Johnson Overview” below.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or
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anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	Investing in the securities is not equivalent to investing in the common stock of International Business Machines Corporation and the common stock of Johnson & Johnson. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.

▪	No affiliation with International Business Machines Corporation or Johnson & Johnson. International Business Machines Corporation and Johnson & Johnson are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to International Business Machines Corporation or Johnson & Johnson in connection with this offering.

▪	We may engage in business with or involving International Business Machines Corporation or Johnson & Johnson without regard to your interests. We or our affiliates may presently or from time to time engage in business with International Business Machines Corporation or Johnson & Johnson without regard to your interests and thus may acquire non-public information about International Business Machines Corporation or Johnson & Johnson. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to International Business Machines Corporation or Johnson & Johnson, which may or may not recommend that investors buy or hold the underlying stock(s).

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the adjustment factors, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.
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▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, we may be unwinding or adjusting hedge positions during the term of the securities, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the final determination date. Some of our subsidiaries also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying stock, and, therefore, could have increased (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stock) and (ii) the downside threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the determination dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stock), and, with respect to the final determination date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying stock on the determination dates and the determination dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.
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▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices and the downside threshold levels, and will determine the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed following any redemption determination date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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International Business Machines Corporation Overview

International Business Machines Corporation is an information technology company, a business and technology services company, a consulting services organization, an information technology research organization and a financier of information technology. The IBM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by International Business Machines Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-2360 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding International Business Machines Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the IBM Stock is accurate or complete.

Information as of market close on May 22, 2015:

Bloomberg Ticker Symbol:	IBM
Exchange:	NYSE
Current Stock Price:	$172.22
52 Weeks Ago:	$185.68
52 Week High (on 7/28/2014):	$195.78
52 Week Low (on 12/16/2014):	$151.41
Current Dividend Yield:	3.06%

The following table sets forth the published high and low closing prices of, as well as dividends on, the IBM Stock for each quarter from January 1, 2012 through May 22, 2015. The closing price of the IBM Stock on May 22, 2015 was $172.22. The associated graph shows the closing prices of the IBM Stock for each day from January 1, 2010 through May 22, 2015. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the IBM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IBM Stock at any time, including on the determination dates.

Common Stock of International Business Machines Corporation (CUSIP 459200101)	High ($)	Low ($)	Dividends ($)
2012
First Quarter	208.65	179.16	0.75
Second Quarter	209.50	188.54	0.85
Third Quarter	207.45	183.09	0.85
Fourth Quarter	211.00	185.51	0.85
2013
First Quarter	215.80	192.32	0.85
Second Quarter	214.36	187.83	0.95
Third Quarter	197.99	182.16	0.95
Fourth Quarter	187.57	172.80	0.95
2014
First Quarter	195.04	172.84	0.95
Second Quarter	197.77	180.37	1.10
Third Quarter	195.78	184.30	1.10
Fourth Quarter	189.36	151.41	1.10
2015
First Quarter	164.83	151.55	1.10
Second Quarter (through May 22, 2015)	174.40	159.18	–

We make no representation as to the amount of dividends, if any, that International Business Machines Corporation may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of International Business Machines Corporation.

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Common Stock of International Business Machines Corporation – Daily Closing Prices January 1, 2010 to May 22, 2015

* The red horizontal line indicates the downside threshold level of $129.165, which is 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the IBM Stock or other securities of International Business Machines Corporation. We have derived all disclosures contained in this document regarding International Business Machines Corporation stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to International Business Machines Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding International Business Machines Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IBM Stock (and therefore the price of the IBM Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning International Business Machines Corporation could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the IBM Stock.

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Johnson & Johnson Overview

Johnson & Johnson is engaged in the research and development, manufacture and sale of a range of products in the health care field. The JNJ Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Johnson & Johnson pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-3215 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Johnson & Johnson may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the JNJ Stock is accurate or complete.

Information as of market close on May 22, 2015:

Bloomberg Ticker Symbol:	JNJ
Exchange:	NYSE
Current Stock Price:	$101.35
52 Weeks Ago:	$100.96
52 Week High (on 11/13/2014):	$109.07
52 Week Low (on 10/16/2014):	$96.78
Current Dividend Yield:	2.98%

The following table sets forth the published high and low closing prices of, as well as dividends on, the JNJ Stock for each quarter from January 1, 2012 through May 22, 2015. The closing price of the JNJ Stock on May 22, 2015 was $101.35. The associated graph shows the closing prices of the JNJ Stock for each day from January 1, 2010 through May 22, 2015. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the JNJ Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the JNJ Stock at any time, including on the determination dates.

Common Stock of Johnson & Johnson (CUSIP 478160104)	High ($)	Low ($)	Dividends ($)
2012
First Quarter	65.96	64.30	0.57
Second Quarter	67.56	61.78	0.61
Third Quarter	69.53	67.21	0.61
Fourth Quarter	72.52	67.97	0.61
2013
First Quarter	81.53	70.74	0.61
Second Quarter	88.59	81.11	0.66
Third Quarter	94.39	86.17	0.66
Fourth Quarter	95.63	85.61	0.66
2014
First Quarter	98.23	86.62	0.66
Second Quarter	105.76	96.54	0.70
Third Quarter	108.64	99.82	0.70
Fourth Quarter	109.07	96.78	0.70
2015
First Quarter	106.39	98.32	0.70
Second Quarter (through May 22, 2015)	103.96	99.15	–

We make no representation as to the amount of dividends, if any, that Johnson & Johnson may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Johnson & Johnson.

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Common Stock of Johnson & Johnson – Daily Closing Prices January 1, 2010 to May 22, 2015

* The red solid line indicates the downside threshold level of $76.013, which is approximately 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the JNJ Stock or other securities of Johnson & Johnson We have derived all disclosures contained in this document regarding Johnson & Johnson stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Johnson & Johnson. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Johnson & Johnson is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the JNJ Stock (and therefore the price of the JNJ Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Johnson & Johnson could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the JNJ Stock.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the IBM Stock, International Business Machines Corporation

With respect to the JNJ Stock, Johnson & Johnson

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of the maturity date:	If the final determination date is postponed due to a non-trading day or certain market disruption events with respect to an underlying stock so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the final determination date as postponed, and no adjustment will be made to the payment at maturity made on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to either or both underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable with respect to a determination date or at maturity for each security will be as follows:

•      Upon any redemption determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to its initial share price, and the final share price (or exchange property value, if applicable) of the other underlying stock is also greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment.

•      Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢ If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share price of the other underlying stock (or exchange property value, as applicable) is also greater than its downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final determination date.

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➢ If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of the other underlying stock is less than its downside threshold level:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of such worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock, each determined at the time of the reorganization event.

Following the effective date of a reorganization event, the contingent quarterly coupon will be payable for each determination date on which the exchange property value is greater than or equal to the downside threshold level and the determination closing price (or exchange property value, as applicable) of the other underlying stock is also greater than or equal to its downside threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

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No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•      hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;

•   insurance companies;

•      certain dealers and traders in securities or commodities;

•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•      regulated investment companies;

•      real estate investment trusts;

•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or

•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not

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discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•        a citizen or individual resident of the United States;

•        a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•        an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain

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or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-

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U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;

•      a foreign corporation; or

•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•      certain former citizens or residents of the United States; or

•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S.

Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source

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interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment on the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2016 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlying stocks and in futures and/or options contracts on the underlying stocks. Such purchase activity could have increased the initial share price of an underlying stock, and, therefore, could have increased (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stock) and (ii) the downside threshold level for such underlying stock, which is the value at or above which the underlying stock must close on the determination dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying stock), and, with respect to the final determination date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stock). We may be unwinding or adjusting hedge positions during the term of the securities, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the final determination date. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying stock on the determination dates and other determination dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of

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ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)     the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)    we and our affiliates have acted and will act solely for our own account in connection

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with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)   any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt
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Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 19, 2014, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 19, 2014.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 19, 2014

Prospectus dated November 19, 2014

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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